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                                                                   EXHIBIT 10.21

                                LENDINGTREE, INC.

                           STOCK RETENTION POLICY FOR

                        EXECUTIVE MANAGEMENT TEAM MEMBERS

         The Board of Directors of LendingTree, Inc. (the "Company") has adopted the following stock retention policy for all members of the Company's Executive Management Team. For purposes of this policy, the Executive Management Team shall mean any executive holding one of the positions listed in the attached Exhibit A. Each member of the Executive Management Team shall be referred to hereafter as a "Covered Employee." Covered Employees shall acknowledge their agreement to comply with the terms of this policy by executing an acknowledgement form, as attached hereto.

A.       Share Retention Requirement

         During his or her employment with the Company, a Covered Employee may not Transfer more than 30% of the total Incentive Shares that he or she has been awarded by the Company since commencement of the Covered Employee's employment with the Company.

         For purposes of this requirement, the term "Incentive Shares" shall mean all shares of common stock of the Company that a Covered Employee has been awarded under a Company stock incentive plan, without regard to whether the Covered Employee has exercised rights to acquire the Incentive Shares subject to the award (such as exercise of a stock option), and without regard to whether the Covered Employee's rights in the award have become vested.

         The term "Transfer" shall mean any sale, offer, assignment, pledge, exchange or other disposition of any interest in an Incentive Share (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         This policy will continue in effect for six (6) months following a Covered Employee's termination of employment with the Company, and shall terminate immediately thereafter.

         Notwithstanding the foregoing, if a Covered Employee's employment with the Company is involuntarily terminated by the Company for any reason other than for cause, this policy shall remain in effect for only forty-five (45) days following the Covered Employee's employment termination date and shall thereafter terminate. For purposes of this policy, "cause" shall mean (a) fraud or material misappropriation with respect to the business or assets of the Company, (b) persistent refusal or willful failure of the Covered Employee to perform substantially his or her duties and responsibilities to the Company, which continues after the Covered Employee receives notice of such refusal or failure, (c) conviction of a felony or crime involving moral turpitude, or (d) the use of drugs or alcohol that interferes materially with the Covered Employee's performance of his or her duties.

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         In addition, this policy shall cease to apply to a Covered Employee in the event of his or her death or disability. A Covered Employee shall be considered disabled for purposes of this policy if the Covered Employee has been determined to be disabled under the Company's long-term disability plan. This policy shall automatically terminate with respect to all Covered Employees upon a "change in control," as that term is defined in the Employment Continuity Agreements entered into between the Company and Covered Employees.

B.       Discretionary Waivers

         The Compensation Committee of the Board of Directors may, in its sole discretion, waive the restrictions described above if the Committee determines that such a waiver is appropriate under the circumstances. A waiver may be granted only if the Covered Employee submits a written request to the Compensation Committee in advance of the Transfer that would violate this policy, and the Covered Employee provides the Committee with all information that the Committee reasonably determines to be necessary to consider the Covered Employee's waiver request.

         Circumstances which may justify a waiver of this policy by the Committee include, but are not limited to, a severe financial hardship arising as a result of events beyond the control of the Covered Employee that cannot be relieved through insurance or liquidation of other assets.

C.       Reporting of Transfers and Exercises

         A Covered Employee shall report any Transfer of Incentive Shares to the Company's Chief Financial Officer and to the Company's General Counsel. When the Covered Employee anticipates making a Transfer, the Covered Employee shall make the report within a reasonable time before the date of the Transfer and confirm when the Transfer has been conducted.

D.       Right of Company Upon Violation of this Policy

         If a Covered Employee materially fails to comply with the requirements of this policy, the Covered Employee shall be subject to such disciplinary action as the Company may in its discretion deem appropriate, which may include termination of his or her employment. Additionally, if a Covered Employee makes a Transfer of any Incentive Shares in violation of this policy, the Covered Employee shall be required to pay to the Company the amount of any gain realized as a result of the Transfer in such manner and on such terms as may be required by the Company. The Company shall be entitled to set-off the amount of such gain against any amount owed to the Covered Employee by the Company which the Company has not previously agreed in writing is exempt from any set-off, and the Company may immediately cancel any outstanding stock options which the Company had previously awarded to the Covered Employee.

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E.       Effective Date; Amendment or Termination

         This policy shall be effective as of March 3, 2003. The policy shall remain in effect unless terminated by resolution of the Board of Directors. The Board of Directors may amend, modify or terminate this policy at anytime in its sole discretion, however, such an amendment or modification cannot impose additional restrictions or limitations on Covered Employees without their written consent.

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                  ACKNOWLEDGEMENT OF STOCK RETENTION POLICY FOR

                        EXECUTIVE MANAGEMENT TEAM MEMBERS

         I have received and reviewed a copy of the LendingTree, Inc. Stock Retention Policy for Executive Management Team Members. In consideration for the Company's revised Employment Continuity Agreement and in further consideration for the Company's promise to consider me for future awards of Incentive Shares, I agree to comply with this stock retention policy, including the obligation to provide prompt notice to the Chief Financial Officer and General Counsel of any Transfer of Incentive Shares, as those terms are defined in the policy.

                                        By: ___________________________________


                                        Date: _________________________________

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                                    Exhibit A

           Executive Management Governed by Stock Retention Agreement

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        Position                                           Currently Held By
-------------------------------------------------------------------------------
CEO                                                           Doug Lebda
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President & COO                                               Tom Reddin
-------------------------------------------------------------------------------
SVP & CFO                                                     Keith Hall
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SVP - Marketing                                               Bob Harris
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SVP & CIO                                                     Steve Campbell
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SVP & CTO                                                     Rick Stiegler
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SVP - Account Management                                      Lori Collins
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SVP - New Business Development                                David Anderson
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SVP - Corporate Strategy                                      Kim Gorsuch
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SVP - Realty Services                                         Eric Cunliffe
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SVP & General Counsel                                         Bob Flemma
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

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